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                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549


                             FORM 8-K

                          CURRENT REPORT

              Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934




         Date of Report (Date of earliest event reported)
                          August 28,1998


                      EXCEL INDUSTRIES, INC.
      (Exact name of registrant as specified in its charter)


                 Indiana             1-8684             35-1551685
                (State of       (Commission File    (I.R.S. Employer
             Incorporation)          Number)        Identification No.)

         1120 North Main Street                          46514
            Elkhart, Indiana                           (Zip Code)
       (Address of pincipal offices)


Registrant's telephone number, including area code (219) 264-2131



                               N/A
  (Former name or former address, if changed since last report)

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Item 2.   Acquisition or Disposition of Assets

The registrant, Excel Industries, Inc. an Indiana corporation ("Excel"), has purchased through its wholly-owned subsidiary, Excel Industries Germany GmbH, a German limited liability company ("Excel GmbH"), a number of shares of Schade GmbH, a German limited liability company, equal to 70% of the aggregate share capital of Schade GmbH, and a 56.67% participation in the fixed capital Schade GmbH & Co. KG, a German limited partnership ("Schade KG") of which Schade GmbH is the sole general partner. Excel also agreed that Excel GmbH will make a contribution to the capital of Schade KG, which contribution will increase Excel's participation in Schade KG to 70%. The transaction was consummated on August 28, 1998 (the "Closing").

Schade and its affiliated companies are engaged in the manufacture and distribution of ornament and roof moldings, door frames, plastic automobile body components (wind deflectors, air intakes and ventilation covers), plastic automobile inside fittings or equipment (center consoles, roof covers and panels as well as sliding roof covers) and glass modules for the automotive industry.

The aggregate purchase price for the interests in Schade GmbH and Schade KG was DM 17,036,400, or approximately U.S. $9,688,600 based upon exchange rates reported by Telerate at 4 p.m. on August 28, 1998. The amount of Excel's agreed upon contribution to the capital of Schade KG is DM 27,340,000, or approximately U.S.$15,548,258. Funds for the purchase price for the interests and a portion of the contribution will come from Excel's cash on hand. The remaining portion of the funds for the contribution will come from an advance of up to U.S.$10,000,000 under Excel's Amended and Restated Credit Agreement dated as of April 29,1996, between Excel, the banks named in such Credit Agreement, KeyBank, as agent, and Harris Trust and Savings Bank, as co-agent.

Item 7.   Financial Statements and Exhibits

     7(a) and 7(b). It is impractical to file the financial statements and pro forma financial information required by Items 7(a) and 7(b) with this report. This report will be amended as to file such statements and information as soon as they are completed, but in no event later than 60 days after the date this report must be filed.

     7(c).  The following exhibits are furnished as required by
Item 7(c):

Exhibit
Number                          Description

          2.1 Master Agreement dated March 13, 1998, by and between Excel Industries, Inc., Hella KG Hueck & Co., certain limited partners of Schade KG, certain shareholders of Schade GmbH, and Schade KG.

          2.2 Share and Partnership Interest Sales and Purchase Agreement dated March 13, 1998, among Excel Industries, Inc., certain limited partners of Schade KG, certain shareholders of Schade GmbH, and Schade KG.

          4.1 Shareholders' Agreement dated March 13, 1998 by and between Excel Industries, Inc. and Hella KG Hueck & Co.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              EXCEL INDUSTRIES, INC.

Date:  September 12, 1998


                              By:  /s/ Joseph A. Robinson
                                  _______________________________
                                   Joseph A. Robinson, Secretary,
                                   Treasurer and Chief Financial
                                   Officer


                          EXHIBIT INDEX

Exhibit
Number                          Description

          2.1 Master Agreement dated March 13, 1998, by and between Excel Industries, Inc., Hella KG Hueck & Co., certain limited partners of Schade KG, certain shareholders of Schade GmbH, and Schade KG.

          2.2 Share and Partnership Interest Sales and Purchase Agreement dated March 13, 1998, among Excel Industries, Inc., certain limited partners of Schade KG, certain shareholders of Schade GmbH, and Schade KG.

          4.1 Shareholders' Agreement dated March 13, 1998 by and between Excel Industries, Inc. and Hella KG Hueck & Co.